UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 23, 2013

Great China Mania Holdings, Inc..
(Exact name of registrant as specified in charter)

Florida
(State or other jurisdiction of incorporation)

333-139008	59-2318378
(Commission File Number)	(IRS Employer Identification No.)

Room 1902, Kodak House 2, Lava Road, North Point, Hong Kong
(Address of Principal Executive Offices)

852-2882-7026
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 23, 2013, the Company entered into an Asset Purchase and Sale Agreement (the “Agreement”) with Amanda Anderson (“Anderson”).  Upon the closing of the Agreement, the Company will sell the assets and operations of Great China Games Ltd. to Anderson in exchange for Anderson assuming the liabilities of Great China Games Ltd. and also returning 3,000,000 shares of the Company common stock back to the Company.  The Agreement is expected to close as soon as practicable.  A copy of the Agreement is attached hereto as exhibit 2.1

Item 9.01 Exhibits

Exhibit No.	Description
2.1	Asset Purchase and Sale Agreement

SIGNATURES

            In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREAT CHINA MANIA HOLDINGS, INC.

Dated: April 23, 2013	/s/ Kwan Yin Roy Kwong
Kwan Yin Roy Kwong
Chief Executive Officer and Director